                                                                   EXHIBIT 23.3

CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Registration Statement on Form S-1 and to all references to our firm included or made a part of this Registration Statement. In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Registration Statement under the caption "Federal Income Tax Consequences."

Minneapolis, Minnesota

October 7, 2004

                                                     /s/ Dorsey & Whitney LLP

                                                     Dorsey & Whitney LLP


Endnotes

<1>
                                   FOR USE
                                     WITH
                                   CLASS 2
                                     WRAP
                                   ACCOUNTS


<2>
REVISED 10/7/04
Exhibit B
Signature Page